EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-157126, No. 333-149111, No. 333-140468, No. 333-131848, No. 333-123606, No. 333-112483, No. 333-83014 and No. 333-95615) of MICROS Systems, Inc. of our report dated August 27, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
August 27, 2010